CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2011, relating to the financial statements and financial highlights that appear in the October 31, 2011 annual reports to shareholders of Invesco Endeavor Fund, Invesco Small Companies Fund, Invesco Developing Markets Fund, Invesco China Fund and Invesco Pacific Growth, and of our reports dated December 27, 2011, relating to the financial statements and financial highlights that appear in the October 31, 2011 annual reports to shareholders of Invesco Global Health Care Fund, Invesco International Total Return Fund, Invesco Emerging Market Local Currency Debt Fund, Invesco Balanced-Risk Allocation Fund, Invesco Emerging Markets Equity Fund, Invesco Commodities Strategy Fund and Invesco Balanced-Risk Commodity Strategy Fund, twelve funds within the AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2012